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Exhibit 10.5

SUPPLEMENTAL AGREEMENT TO
CREDIT FACILITIES AGREEMENT DATED 23 APRIL 2001

        This Agreement is made to be effective from 1 March 2002 (the "Effective Date of this Agreement")

BETWEEN

        INNOVEX (THAILAND) LIMITED (Registration No. Bor Aor Chor. Lor Por 253) with its head office located at No. 79 Moo 4 Export Industrial Zone 2, Northern Industrial Estate, Baan Klang Sub-district, Muang Lampoon District, Lampoon Province (hereinafter referred to as the "Borrower")

        BANK OF AYUDHYA PUBLIC COMPANY LIMITED ("Bank of Ayudhya") as the Facility Agent (hereinafter referred to in this Agreement as the "Facility Agent")

        THE INDUSTRIAL FINANCE CORPORATION OF THAILAND ("IFCT") as the Security Agent (hereinafter referred to as the "Security Agent").

AND

        THE INDUSTRIAL FINANCE CORPORATION OF THAILAND and BANK OF AYUDHYA PUBLIC COMPANY LIMITED as the Creditors (hereinafter referred to collectively as the "Creditors" and individually as "Creditor").

WHEREAS

(A)
The Borrower entered into the Credit Facilities Agreement dated 23 April 2001 (hereinafter referred to as the "Credit Facilities Agreement") with the Facility Agent, the Security Agent and the Creditors.

(B)
The Borrower, the Facility Agent, the Security Agent and the Creditors intend to amend the Credit Facilities Agreement pursuant to the terms and conditions of this Agreement.

1.     Definition and Interpretation

        The parties agree as follows:

1.1
Words and expressions used in this Agreement shall have the same respective meanings as the words and expressions defined in the Credit Facilities Agreement except as otherwise defined in this Agreement.

1.2
In this Agreement, except as otherwise defined the reference to the Credit Facilities Agreement, the Transaction Documents or any documents related to the Credit Facilities Agreement or the Transaction Documents shall include this Agreement.

1.3
From the Effective Date of this Agreement, any terms or conditions in the Credit Facilities Agreement or the Transaction Documents or any documents related to the Credit Facilities Agreement or the Transaction Documents which contradict to the terms amended by this Agreement, the terms under this Agreement shall prevail and the terms or conditions under the Credit Facilities Agreement or the Transaction Documents or any documents related to the Credit Facilities Agreement or the Transaction Documents which contradict to the terms of this agreement shall no longer in effect.

2.     Amendment

        The Borrower, the Facility Agent, the Security Agent and the Creditors agree to amend the terms of the Credit Facilities Agreement as follows:

2.1
Clause 2.1.2 (Packing Credit Facility) of the Credit Facilities Agreement shall be repealed and replaced to read as follows:

        2.1.2    Packing Credit Facility

  (a)
  the Baht or foreign currency equivalent to Baht facility as Packing Credit Creditors agree but not exceeding the Packing Credit Facility Limit provided by Packing Credit Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 530,000,000 (Five Hundred Thirty Million Baht).

  (b)
  the Baht or foreign currency equivalent to Baht facility as Packing Credit Creditors agree but not exceeding the Packing Credit Facility Limit provided by Packing Credit Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 300,000,000 (Three Hundred Million Baht) for the payment of expenses related to the business transaction with Seagate Technology (Thailand) Limited.

2.2
Clause 4.2.3 and 4.2.4 of the Credit Facilities Agreement shall be repealed and replaced to read as follows:
"4.2.3	The maximum amount for the Packing Credit Facility the Borrower is entitled to utilize from the Packing Credit Creditors under this Agreement is Baht 830,000,000 (Eight Hundred Thirty Million Baht).
4.2.4	(a)
In the case that the utilization of the Packing Credit Facility is made pursuant to Clause 2.1.2 (a), the maturity of each Packing Credit Facility of the Borrower will not exceed one hundred and eighty (180) days from the Utilization Date.
(b)
In the case that the utilization of the Packing Credit Facility is for the payment of expenses related to the business transaction with Seagate Technology (Thailand) Limited pursuant to Clause 2.1.2 (b), the maturity of each Packing Credit Facility of the Borrower will not exceed one hundred and eighty (180) days from the Utilization Date or three (3) months from the shipment date whichever is earlier."
2.3
Clause 4.2.7 of the Credit Facilities Agreement shall be repealed and replaced to read as follows:
"4.2.7
The Borrower agrees that the Borrower shall use its best efforts to utilize Packing Credit Facility from each Packing Credit Creditor at the proportionate ratio of 48 (IFCT) to 35 (Bank of Ayudhya) or the ratio specified by the Packing Credit Creditors and shall prepare the reports for the drawdown of Packing Credit Facility and other Facilities to the Facility Agent on the first and sixteenth days of each month under the calendar year.

In case the amount of Packing Credit Facility utilized cannot be proportionately maintained in accordance with the ratio specified above, the Facility Agent shall attempt to divide the amount as close as possible to the proportionate ratio specified above."

2.4
Clause 11.1.11 of the Credit Facilities Agreement shall be repealed and replaced to read as follows:
"11.1.11
The Borrower shall arrange to increase the registered capital so that the registered capital and the paid-up capital of the Borrower shall be no less than Baht 735,000,000 (Seven Hundred Thirty Five Million Baht) within 30 June 2002 and shall ensure that the capital increase shall not affect the privileges under the Investment Promotion Certificate issued by the Board of Investment of the Borrower. In addition, the Borrower must arrange to deposit the shares resulting from such capital increase to the possession of the Escrow Agent in the form and substance satisfactory to the Creditors until the Debt of the Borrower under this Agreement and the Transaction Documents shall be paid in full."
2.5
Attachment 1 (Details of the Facilities and the Creditors) of the Credit Facilities Agreement shall be repealed and replaced to read as follows:

Category of the Facilities	Lenders	Facility Limit	Commitment Percentage
Long Term Facility	IFCT Bank of Ayudhya	300,000,000 290,000,000	30/59 29/59
Packing Credit Facility	IFCT Bank of Ayudhya	480,000,000 350,000,000	48/83 35/83
Overdraft Facility	Bank of Ayudhya	10,000,000	1/8
Short Term Working Capital Facility	IFCT	70,000,000	7/8

3.     Continuity of Agreement

        Except as amended under this Agreement, all terms and conditions under the Credit Facilities Agreement, the Transaction Documents and any documents related to the Credit Facilities Agreement and the Transaction Documents (including the provisions on security) shall remain in full force and effect among the Borrower, the Facility Agent, the Security Agent and the Creditors and this Agreement shall be deemed as an integral part of the Credit Facilities Agreement and the Transaction Documents. The provisions on Representations and Warranties, Affirmative Covenants and Negative Covenants including Event of Default in which must be performed or omit to perform as specified in the Credit Facilities Agreement, the Transaction Documents and any agreements related to the Credit Facilities Agreement and the Transaction Documents shall be applied to this Agreement.

4.     The Effective Date of this Agreement

        This Agreement shall be effective as from the Effective Date of this Agreement

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date specified above.

THE BORROWER:
INNOVEX (THAILAND) LIMITED

By	/s/ Thomas Paulson
	Its	Senior Vice President and CFO

THE SECURITY AGENT:
THE INDUSTRIAL FINANCE CORPORATION OF THAILAND

/s/ Visit Vongruamlarp

THE FACILITY AGENT:
BANK OF AYUDHYA PUBLIC COMPANY LIMITED

/s/ Somsak Dumongkolsnok

THE CREDITORS:
THE INDUSTRIAL FINANCE CORPORATION OF THAILAND

/s/ Visit Vongruamlarp

BANK OF AYUDHYA PUBLIC COMPANY LIMITED

/s/ Pannuda Varithorn

WITNESS:

/s/ Wallapa Posayanondha

WITNESS:

/s/ Nunthawan Rallanagamorn

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  Exhibit 10.5
SUPPLEMENTAL AGREEMENT TO CREDIT FACILITIES AGREEMENT DATED 23 APRIL 2001